                                                                 EXHIBIT 10.1


                                    EXHIBIT B



THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT THE COMPANY'S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

THE SHARES REPRESENTED BY THIS CERTIFICATE OR FOR WHICH THIS CERTIFICATE OR INSTRUMENT IS EXERCISABLE OR INTO WHICH THIS CERTIFICATE OR INSTRUMENT IS CONVERTIBLE ARE SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF A PURCHASERS' RIGHTS AGREEMENT DATED AS OF APRIL 5, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, DATED AS OF APRIL 5, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

                                COMPLIANCE1, INC.
                     10% CONVERTIBLE SECURED PROMISSORY NOTE


$300,000.00                                                       April 5, 2000



                  FOR VALUE RECEIVED, Compliance1, Inc. a Delaware corporation (the "Company" or "Maker") with its principal executive office at 2010 Corporate Ridge Road, Suite 700, McLean, Virginia 22102 promises to pay to Scherer Healthcare, Inc. (the "Payee" or the "holder of this Note"), having an address at ________________________ the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or such other form as shall be acceptable by the Payee in its sole and absolute discretion together with interest as set forth in Section 1 of this Note at such times and in such amounts as set forth in Section 2 of this Note, at Payee's address designated above or at such other place as the Payee shall have notified the Company in writing at least five (5) days before such payment is due.

                  This Note is one of a series of similar notes in the aggregate principal amount of up to $1.0 million (collectively referred to as the "Notes") issued pursuant to a Subscription Agreement between the Company and the Purchasers (as therein defined), dated as of April 5, 2000 (the "Agreement"), a copy of which is available for inspection at the Company's principal office. This Note is entitled to the benefit of certain terms, conditions, covenants and agreements contained in the Agreement. Unless otherwise specifically provided herein to the contrary, capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement.

         1.       INTEREST.

                  A. Except as otherwise provided in Section 1.B hereof or in
Section 2 of the Agreement, interest on the principal amount hereof shall accrue at the rate of 10% per annum (the "Basic Rate") from the date hereof until paid in full.

                  B. If an Event of Default (as defined in the Agreement) shall have occurred and shall continue while this Note is outstanding, interest on the unpaid principal balance of this Note shall accrue at a rate equal to the lesser of (i) 18% or (ii) the maximum rate permitted by law (such rate is hereinafter referred to as the "Default Rate").

                  C. Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360.

         2.       PAYMENTS.

                  A. Except as otherwise provided in Section 2.B hereof or
Section 2 of the Agreement, accrued interest on this Note shall be payable quarterly, in arrears, in immediately available funds, on each of April 1, July 1, October 1 and January 1 after the date hereof.

                  B. Accrued interest for the first year of this Note shall be payable on April 1, 2001.

         3.       MATURITY; ACCELERATION; PREPAYMENT.

                  A. Except as otherwise provided in Section 3.B hereof, the unpaid principal balance of a Note, plus all accrued and unpaid interest thereon, shall be due in full three (3) years from the Closing Date of the Note.

                  B. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default.

                  C. After the first anniversary of the date of this Note and upon thirty (30) days' prior written notice to Payee, the principal balance of this Note may be prepaid in whole or in part at any time at the prepayment prices set forth below (expressed as a percentage of principal amount), plus accrued interest; PROVIDED, HOWEVER, that Payee may, within such thirty (30) day period, convert this Note pursuant to Section 4 hereof.

                           Year             Price
                           ----             -----
                           First            104%

                           Second           102.5%

                           Third            101%

         4. CONVERSION. The principal amount of this Note and the accrued but unpaid interest thereon shall be convertible into shares of the Company's Common Stock upon the terms and conditions set forth in the Agreement.

         5. SECURITY. This Note is secured by a Security Agreement of even date herewith ("Security Agreement") creating a lien against certain collateral and security described therein. The liability of Maker under this
Note is exclusive and independent of the security interest described therein. All of the secured party's rights are cumulative and not exclusive, and Maker waives any right to require the secured party to proceed against or exhaust any security. The Payee may, at its election, proceed against the Collateral (as defined in the Security Agreement) and/or exercise any right or remedy that it may have, whether under any contract, at law or in equity.

         6. EVENTS OF DEFAULT AND REMEDIES. An Event of Default hereunder shall be the same as those described in Section 2.8(a) of the Agreement and the remedies available to the Payee shall be the same as those described in
Section 2.8(b) of the Agreement.

         7. MISCELLANEOUS.

            A. PARTIES IN INTEREST. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the permitted successors and assigns of the Company and the Payee, respectively, whether so expressed or not. Any transferee or transferees of this Note, by their acceptance hereof, assume the obligations of the Payee in the Agreement with respect to the conditions and procedures for transfer of this Note.

            B. NOTICES. All notices, requests, consents and demands shall be given or made, and shall become effective, in accordance with the Agreement.

            C. CONSTRUCTION. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware and any applicable laws of the United States of America.

            D. ENFORCEABILITY. Maker acknowledges that this Note and Maker's obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the holder hereof.

            E. PAYMENT. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            F. WAIVER AND SET-OFF. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Payee, in addition to any other right available to it under applicable law, shall have the right, at its option, to immediately set off against this Note all monies owed by the Payee in any capacity to Maker, whether or not due, upon the occurrence of any Event of Default, even though such charge is made or entered on the books of Payee subsequent to those events.

            G. LOST DOCUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to it and (ii) in the case of mutilation, of surrender for cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                    COMPLIANCE1, INC.

                                    By:    /s/ Robert D. Wilson
                                           -----------------------------------
                                    Name:  Robert D. Wilson
                                           -----------------------------------
                                    Title: President & Chief Executive Officer
                                           -----------------------------------


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